CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements" in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4
No. 333-44876) and Amendment No. 28 to the Registration Statement (Form N-4
No. 811-04844) and related Prospectuses of Separate Account I of Integrity Life Insurance Company and to the use of our report dated April 6, 2001, with respect to the statutory basis financial statements of Integrity Life Insurance Company included in the Registration Statement (Form N-4) filed with the Securities and Exchange Commission.




                                                           /s/ Ernst & Young LLP
Cincinnati, Ohio
December 13, 2001